                                                                      Exhibit 21


                    PCA INTERNATIONAL, INC., AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



The following is a list of the Company's subsidiaries and affiliates at January 28, 1996 indicating the percentage of ownership and the state or country of incorporation:

                                                                                                 Percentage
                                                                                                 of Voting
                                                                                                 Securities
                                                                   State or                       Owned by
                                                                   Country of                        the
                        Name                                      Incorporation                   Company
- ------------------------------------------------------          ------------------            -----------------

Photo Corporation of America                                    North Carolina                      100%

PCA National, Inc.                                              North Carolina                       *

PCA Specialty Photo Retail Corporation                          North Carolina                       **

PCA Photo Corporation of Canada, Inc.                           North Carolina                      100%

PCA of Mexico SA DE CV                                          Mexico                              99%



*     PCA National, Inc., is a subsidiary of Photo Corporation of America.

** PCA Specialty Photo Retail Corporation is a subsidiary of PCA National, Inc.